EXHIBIT 4.17

Employment agreement (January 2005)  – Mr Graeme D Willis (as Group General Manager, Regulatory Affairs)

The employment agreement of Mr Graeme D Willis is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005.